Exhibit 99.1

Xtant Medical Reports First Quarter 2024 Revenue Growth of 55% and Raises Full Year 2024 Revenue Guidance

Expects Revenue for Full Year 2024 of $116 Million to $120 Million

BELGRADE, MT, May 15, 2024 (GLOBE NEWSWIRE) -- Xtant Medical Holdings, Inc. (NYSE American: XTNT), a global medical technology company focused on surgical solutions for the treatment of spinal disorders, today reported financial and operating results for the first quarter ended March 31, 2024.

First Quarter 2024 Financial Highlights

●	Revenue of $27.9 million, up 55%, compared to the prior year quarter
●	Gross margin of 62.1%, up 340 basis points, compared to the prior year quarter
●	Net loss of $4.4 million compared to $2.1 million in the year ago quarter
●	Positive Adjusted EBITDA; Adjusted EBITDA of $0.1 million compared to an Adjusted EBITDA loss of $0.3 million in the prior year quarter

Recent Business Highlights

●	Launched two amniotic membrane allografts, SimpliGraft™ and SimpliMax™
●	Amended its Term Credit and Revolving Credit Agreements to provide additional working capital

Sean Browne, President and CEO of Xtant Medical, stated, “In the first quarter of 2024, we delivered strong revenue growth of 55% and positive Adjusted EBITDA, despite continued near-term supply chain challenges for our biologics and spinal hardware product families. Importantly, progress during the quarter toward integrating our recent acquisitions outpaced our expectations, and given our plans for new product launches and our progress toward vertically integrating our supply chain, we are raising our revenue guidance for the full year.”

First Quarter 2024 Financial Results

Total revenue for the three months ended March 31, 2024 was $27.9 million, an increase of 55% compared to $17.9 million in the prior year quarter. The increase is primarily due to the contribution of additional sales resulting from the acquisition of the Surgalign Holdings’ hardware and biologics business, greater independent agent sales and additional Coflex and CoFix product sales.

Gross margin for the first quarter of 2024 was 62.1%, compared to 58.7% for the prior year quarter, an increase of 340 basis points. The increase is primarily due to greater scale and improved production efficiency, which was partially offset by higher product costs.

Operating expenses for the first quarter of 2024 totaled $20.8 million, compared to $12.1 million for the first quarter of 2023. The increase was primarily due to additional independent agent sales commissions, higher employee compensation expenses, increased legal and accounting expenses, and amortization of intangible assets associated with the Coflex and CoFix product lines.

Net loss for the first quarter of 2024 was $4.3 million, or $0.03 per share, compared to a net loss of $2.1 million, or $0.02 per share in the year ago quarter.

Non-GAAP Adjusted EBITDA for the first quarter of 2024 was $0.1 million, compared to a non-GAAP Adjusted EBITDA loss of $0.3 million for the prior-year period. The Company defines Adjusted EBITDA as net income/loss from operations before depreciation, amortization and interest expense and provision for income taxes, and as further adjusted to add back in or exclude, as applicable, non-cash compensation, acquisition-related expenses, acquisition-related fair value adjustments, gain on bargain purchase, and litigation settlement reserve. A calculation and reconciliation of Adjusted EBITDA to net loss can be found in the attached financial tables.

As of March 31, 2024, the Company had $4.5 million of cash and cash equivalents compared to $5.7 million as of December 31, 2023.

2024 Financial Guidance

Xtant Medical raises its expectation for full year 2024 revenue to $116 million to $120 million, up from the Company’s prior guidance of $112 million to $116 million. The revised guidance range represents annual revenue growth of approximately 27% to 31% compared to full year 2023 revenue.

Conference Call

Xtant Medical will host a webcast and conference call to discuss first quarter 2024 financial results at 4:30 pm ET on Wednesday, May 15, 2024.

To access the webcast, visit https://www.webcaster4.com/Webcast/Page/3039/50597.

To access the conference call, dial 877-545-0523 within the U.S. or 973-528-0016 outside the U.S. A replay of the call will be available on the Investor section of the Company’s website at www.xtantmedical.com.

About Xtant Medical Holdings, Inc.

Xtant Medical’s mission of honoring the gift of donation so that our patients can live as full and complete a life as possible, is the driving force behind our company. Xtant Medical Holdings, Inc. (www.xtantmedical.com) is a global medical technology company focused on the design, development, and commercialization of a comprehensive portfolio of orthobiologics and spinal implant systems to facilitate spinal fusion in complex spine, deformity and degenerative procedures. Xtant people are dedicated and talented, operating with the highest integrity to serve our customers.

The symbols ™ and ® denote trademarks and registered trademarks of Xtant Medical Holdings, Inc. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures in this release, including Adjusted EBITDA. Reconciliations of the non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in tables later in this release. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. Management uses the non-GAAP measures in this release internally for evaluation of the performance of the business, including the allocation of resources. Investors should consider non-GAAP financial measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “intends,” ‘‘expects,’’ ‘‘anticipates,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘estimates,’’ “continue,” “future,” ‘‘will,’’ “potential,” “going forward,” “guidance,” similar expressions or the negative thereof, and the use of future dates. Forward-looking statements in this release include the Company’s financial guidance for 2024, plans related to its product launches and supply chain improvements. The Company cautions that its forward-looking statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company’s future operating results and financial performance; its ability to increase or maintain revenue; risks associated with its acquisitions and the integration of those businesses; anticipated shortages of stem cells which will adversely affect future revenues; possible future impairment charges to long-lived assets and goodwill and write-downs of excess inventory; the ability to remain competitive; the ability to innovate, develop and introduce new products and the success of those products; the ability to engage and retain new and existing independent distributors and agents and qualified personnel and the Company’s dependence on key independent agents for a significant portion of its revenue; the effect of COVID-19, labor and hospital staffing shortages on the Company’s business, operating results and financial condition, especially when they affect key markets; the Company’s ability to implement successfully its future growth initiatives and risks associated therewith; the effect of inflation, increased interest rates and other recessionary factors and supply chain disruptions; the effect of product sales mix changes on the Company’s financial results; government and third-party coverage and reimbursement for Company products; the ability to obtain and maintain regulatory approvals and comply with government regulations; the effect of product liability claims and other litigation to which the Company may be subject; the effect of product recalls and defects; the ability to obtain and protect Company intellectual property and proprietary rights and operate without infringing the rights of others; risks associated with the Company’s clinical trials; international risks; the ability to service Company debt, comply with its debt covenants and access additional indebtedness; the ability to obtain additional financing on favorable terms or at all; and other factors. Additional risk factors are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (SEC) on April 1, 2024 and subsequent SEC filings by the Company, including without limitation its most recent Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024 anticipated to be filed with the SEC. Investors are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact:

Brett Maas

Managing Partner, Hayden IR

brett@haydenir.com

(646) 536-7331

XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except number of shares and par value)

	March 31, 2024	December 31, 2023
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$4,547	$5,715
Restricted cash	77	208
Trade accounts receivable, net of allowance for credit losses and doubtful accounts of $954 and $920, respectively	21,484	20,731
Inventories	38,724	36,885
Prepaid and other current assets	1,709	1,330
Total current assets	66,541	64,869

Property and equipment, net	8,867	8,692
Right-of -use asset, net	1,437	1,523
Goodwill	7,302	7,302
Intangible assets, net	9,652	10,085
Other assets	132	141
Total Assets	$93,931	$92,612

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$7,378	$7,054
Accrued liabilities	9,875	10,419
Current portion of lease liability	853	830
Current portion of finance lease obligations	66	65
Line of credit	10,270	4,622
Total current liabilities	28,442	22,990
Long-term Liabilities:
Lease liability, less current portion	644	759
Finance lease obligation, less current portion	99	116
Long-term debt, plus premium and less issuance cost	16,826	17,167
Other liabilities	240	231
Total Liabilities	46,251	41,263

Stockholders’ Equity
Preferred stock, $0.000001 par value; 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.000001 par value; 300,000,000 shares authorized; 130,216,541 shares issued and outstanding as of March 31, 2024 and 130,180,031 shares issued and outstanding as of December 31, 2023	-	-
Additional paid-in capital	295,223	294,330
Accumulated other comprehensive (loss) income	(133)	29
Accumulated deficit	(247,410)	(243,010)
Total Stockholders’ Equity	47,680	51,349

Total Liabilities & Stockholders’ Equity	$93,931	$92,612

XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except number of shares and per share amounts)

	Three Months Ended March 31,
	2024	2023

Revenue	$27,873	$17,943
Cost of sales	10,571	7,407
Gross Profit	17,302	10,536

Gross Profit %	62.1%	58.7%

Operating Expenses
General and administrative	7,785	4,884
Sales and marketing	12,460	7,054
Research and development	527	174
Total Operating Expenses	20,772	12,112

Loss from Operations	(3,470)	(1,576)

Other Expense
Interest expense	(835)	(575)
Interest income	-	86
Unrealized foreign currency translation loss	(39)	-
Other income	12	-
Total Other Expense	(862)	(489)
Net Loss from Operations Before Provision for Income Taxes	(4,332)	(2,065)

Provision for Income Taxes
Current and Deferred	(68)	(13)
Net Loss	$(4,400)	$(2,078)

Net Loss Per Share:
Basic	$(0.03)	$(0.02)
Dilutive	$(0.03)	$(0.02)

Shares used in the computation:
Basic	130,201,251	108,893,588
Dilutive	130,201,251	108,893,588

XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Three Months Ended March 31,
	2024	2023
Operating activities:
Net loss	$(4,400)	$(2,078)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,005	471
Gain on sale of fixed assets	(82)	(11)
Non-cash interest	95	61
Stock-based compensation	910	617
Provision for reserve on accounts receivable	88	106
Provision for excess and obsolete inventory	259	90
Other	3	2

Changes in operating assets and liabilities, net of the effects of the acquisition:
Accounts receivable	(879)	(1,155)
Inventories	(2,195)	(309)
Prepaid and other assets	(376)	(68)
Accounts payable	492	(69)
Accrued liabilities	(675)	98
Net cash used in operating activities	(5,755)	(2,245)

Investing activities:
Purchases of property and equipment	(773)	(456)
Proceeds from sale of fixed assets	99	35
Acquisition of Surgalign SPV, Inc.	-	(17,000)
Net cash used in investing activities	(674)	(17,421)

Financing activities:
Payments on financing leases	(16)	(15)
Borrowings on line of credit	30,445	16,495
Repayments on line of credit	(24,797)	(16,871)
Proceeds from issuance of long term debt	-	5,000
Debt issuance costs	(436)	(40)
Payment of taxes from withholding of common stock on vesting of restricted stock units	(17)	-
Net cash provided by financing activities	5,179	4,569

Effect of exchange rate changes on cash and cash equivalents and restricted cash	(49)	-

Net change in cash and cash equivalents and restricted cash	(1,299)	(15,097)
Cash and cash equivalents at beginning of period	5,923	20,507
Cash and cash equivalents at end of period	$4,624	$5,410

Reconciliation of cash and cash equivalents and restricted cash reported in the consolidated balance sheets
Cash and cash equivalents	4,547	5,176
Restricted cash	77	234
Total cash and restricted cash reported in the consolidated balance sheets	$4,624	$5,410

XTANT MEDICAL HOLDINGS, INC.

CALCULATION OF NON-GAAP CONSOLIDATED EBITDA AND ADJUSTED EBITDA

(Unaudited, in thousands)

	Three Months Ended March 31,
	2024	2023

Net Loss	$(4,400)	$(2,078)

Depreciation and amortization	1,005	471
Interest expense	835	489
Tax expense	68	13
Non-GAAP EBITDA	(2,492)	(1,105)

Non-GAAP EBITDA/Total revenue	-8.9%	-6.2%

NON-GAAP ADJUSTED EBITDA CALCULATION
Non-cash compensation	910	617
Acquisition related expenses	338	211
Acquisition-related fair value adjustments	1,301	-
Unrealized foreign currency translation loss	39	-
Non-GAAP Adjusted EBITDA	$96	$(277)

Non-GAAP Adjusted EBITDA/Total revenue	0.3%	-1.5%